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                                   EXHIBIT 4.3

                       SECOND ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                          APPLIED CAPITAL FUNDING, INC.




                          SECOND ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                          APPLIED CAPITAL FUNDING, INC.

                               -------------------

             Pursuant to Section 7-110-106 of the Colorado Business
                                 Corporation Act
                               -------------------


IT IS HEREBY CERTIFIED that:

         1. The name of the company (hereinafter called the "Company") is Applied Capital Funding, Inc., a corporation organized and existing under the Colorado Business Corporation Act.

         2. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 8,000,000; and the following change and amendment has been consented to and approved by in excess of fifty percent of the shareholders holding at least a majority of each class of stock outstanding and entitled to vote thereon, which percentage is sufficient under Colorado law and the Articles of Incorporation and Bylaws of the Company to approve the matter.

         3. The Board of Directors of the Company, pursuant to the provisions of Section 7-110-106 of the Colorado Business Corporation Act, has adopted the resolution set forth below amending the Articles of Incorporation.

         RESOLVED, that Article 1 of the Articles of Incorporation is amended to read in its entirety:


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                                    ARTICLE I
                                      NAME

         The name of the Corporation is On2.com Inc.

         IN WITNESS WHEREOF, these Articles of Amendment have been duly adopted by the Board of Directors and have been duly executed on behalf of the Company by its Secretary this 15th day of June, 1999.


                                 APPLIED CAPITAL FUNDING, INC.



                                 By:  /s/ Peter Lee
                                      ------------------------------------
                                      Peter Lee
                                      Secretary